Exhibit 99.1

ADOMANI® Changes 2020 Annual Meeting of Stockholders to Virtual-Only Due to Covid-19 Virus Pandemic

CORONA, CA / ACCESSWIRE / April 9, 2020 / ADOMANI, Inc. (OTCQB: ADOM), a provider of new zero-emission purpose-built electric vehicles and drivetrain solutions, announced today that it will change the originally planned in-person Annual Meeting of Stockholders (the “Annual Meeting”) to a virtual meeting in response to current public health guidance regarding the ongoing coronavirus (COVID-19) pandemic and for the safety of participants, as well as their families and communities.

The Annual Meeting will continue to be held on Wednesday, May 6, 2020, at 10:00 a.m., Pacific Time, but will now occur in a virtual meeting format only, via live webcast. Individuals will not be able to attend the Annual Meeting in person. Stockholders of record as of the close of business on March 10, 2020, the record date for the Annual Meeting, with a control number, will have the opportunity to participate in and vote during the virtual Annual Meeting.

To be admitted to the Annual Meeting, stockholders must register no later than 5:00 p.m., Eastern Time, on Friday, May 1, 2020, and provide the control number found on the Notice, Proxy Card, or Voting Instruction Form at www.proxydocs.com/ADOM. After completion of your registration by the registration deadline, further instructions to access the Annual Meeting will be emailed to you.

Stockholders are encouraged to vote in advance of the Annual Meeting either through the internet, by telephone or by returning the completed proxy card. Due to the change in format, only the formal business of the Annual Meeting will be conducted.

An archive of the Annual Meeting will be available on www.adomanielectric.com for at least 90 days following the Annual Meeting.

About ADOMANI®

ADOMANI, Inc. is a provider of new zero-emission electric vehicles and is a provider of zero-emission electric drivetrain systems for integration in new school buses and medium to heavy-duty commercial fleet vehicles, as well as re-power conversion kits for the replacement of drivetrain systems in combustion-powered vehicles. ADOMANI’s zero-emission electric vehicles are focused on reducing the total cost of vehicle ownership and help fleet operators unlock the benefits of green technology and address the challenges of traditional fuel price instability and local, state and federal environmental regulatory compliance. For more information, visit www.ADOMANIelectric.com

Cautionary Statement Regarding Forward-Looking Statements

Statements made in this press release that relate to future plans, events, financial results, prospects or performance are forward-looking statements. While they are based on the current expectations and beliefs of management, such forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results to differ materially from the expectations expressed in this press release, including the risks and uncertainties disclosed in reports filed by ADOMANI with the Securities and Exchange Commission, all of which are available online at www.sec.gov. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “planned,” “expects,” “believes,” “strategy,” “opportunity,” “anticipates,” “outlook,” “designed” and similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, ADOMANI undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

Investor Relations Contacts:

ADOMANI, Inc.

Kevin Kanning, VP Investor Relations
Telephone: (650) 533-7629
Email: kevin.k@ADOMANIelectric.com

Michael K. Menerey, Chief Financial Officer
Telephone: (951) 407-9860 ext. 205
Email: mike.m@ADOMANIelectric.com

Renmark Financial Communications, Inc.

Joshua Lavers: jlavers@renmarkfinancial.com

Telephone: (416) 644-2020, ext. 3409 or (514) 939-3989